UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2013

ZOSANO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-179130	46-0525801
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Eco Planet Corp.

93 S. Jackson Street, #34786

Seattle, WA 98104-2818

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to the disclosure set forth under Item 5.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 5.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On October 31, 2013, Zosano, Inc. (the “Company,” “we” or “us”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with ZP Holdings, Inc., a Delaware corporation (“ZP Holdings”), pursuant to which we issued and sold to ZP Holdings, on October 31, 2013, 10,016,973 shares (the “Shares”) of our of common stock, $0.0001 par value per share (the “Common Stock”), for an aggregate cash purchase price of $365,000. We sometimes refer to the issuance and sale of the Shares to ZP Holdings pursuant to the Purchase Agreement as the “Change in Control Transaction.”

Neither the Company nor its affiliates has any material relationship with ZP Holdings, other than in respect of the Purchase Agreement and the transactions thereunder. There were no underwriters, and there were no underwriting discounts or commissions, in respect of the Purchase Agreement or the transactions thereunder.

The issuance and sale of the Shares to ZP Holdings pursuant to the Purchase Agreement was deemed to be exempt from registration under the Securities Act of 1933 (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder) as a transaction by an issuer not involving any public offering. ZP Holdings represented and warranted in the Purchase Agreement that it is an accredited investor as defined in Rule 501(a) of Regulation D, and we reasonably believed immediately prior to the closing of the Change in Control Transaction that ZP Holdings was an accredited investor.

As a result of the issuance and sale of the Shares to ZP Holdings pursuant to the Purchase Agreement, a change in control of the Company occurred (in which ZP Holdings acquired control of the Company). As of immediately following the Change in Control Transaction, 10,027,000 shares of our Common Stock were issued and outstanding. The 10,016,973 shares of Common Stock issued and sold to ZP Holdings pursuant to the Purchase Agreement represent approximately 99.9% of our issued and outstanding Common Stock after giving effect to the issuance and sale of the Shares to ZP Holdings. ZP Holdings used its available cash to fund its purchase of the Shares, and assumed control of the Company from Elka Yaron, one of the Company’s founders, who prior to the Change in Control Transaction held approximately 60% of our issued and outstanding Common Stock.

Other than pursuant to the Purchase Agreement, which required, as a condition of ZP Holdings’ obligation thereunder to purchase the Shares from the Company, that the individuals designated by ZP Holdings be elected to the Board of Directors and as officers of the Company in each case effective upon the closing of the Change in Control Transaction, and that the directors and officers of the Company immediately prior to the closing of the Change in Control Transaction resign from their positions with the Company effective upon the closing, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters. In addition, we are unaware of any arrangement the operation of which may at a subsequent date result in a change in control of the Company.

Immediately before the Change in Control Transaction, the Company was a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). Item 5.01(a)(8) of Form 8-K requires that, under those circumstances, a registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act. Accordingly, we are providing such information for the Company below.

The information required by Items 1, 1A and 6 of Form 10 is incorporated herein by reference to Items 1, 1A and 11, respectively, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on February 26, 2013. The information required by Items 2 and 8 of Form 10 is incorporated herein by reference to Item 2 of Part I and Item 1 of Part II, respectively, of the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2013 filed on August 2, 2013. The information required by Item 10 of Form 10 is incorporated herein by reference to the information under the heading “Recent Sales of Unregistered Securities; Use of Proceeds from Sale of Registered Securities” under Item 5 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on February 26, 2013 and to the section of Part II of the Company’s Registration Statement on Form S-1/A filed on May 2, 2012 titled “Recent Sales of Unregistered Securities,” as supplemented by the information regarding the Company’s issuance and sale of the Shares to ZP Holdings pursuant the Purchase Agreement provided above in this Current Report on Form 8-K. The information required by Item 11 of Form 10 is not applicable for the purposes of this Current Report on Form 8-K.

The information required by Item 13 of Form 10 is incorporated herein by reference to Item 8 of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on February 26, 2013, the financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2013 filed on August 2, 2013 and the financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2013 filed on August 2, 2013. The list of financial statements required by Item 15 of Form 10 is incorporated herein by reference to page F-1 of Item 8 of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on February 26, 2013, page F-1 of the Company’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2013 filed on August 2, 2013 and page F-1 of the Company’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2013 filed on August 2, 2013. The exhibits required by Item 15 of Form 10 are included in Item 9.01 of this Current Report on Form 8-K and are incorporated herein by reference.

In response to Item 3 of Form 10, our corporate headquarters are located at 34790 Ardentech Court, Fremont, California 94555. There is no charge to the Company for the space. We do not own any real property.

In response to Item 4 of Form 10, the following table sets forth certain information regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, owns more than 5% of our Common Stock, (ii) each of our directors and named executive officers, and (iii) all of our current executive officers and directors as a group. The information set forth in the table below is based on 10,027,000 shares of our Common Stock issued and outstanding on October 31, 2013, giving effect to the Change in Control Transaction.

Name of Beneficial Owner (1)	Outstanding	Right to Acquire	Total	Percentage
5%+ Stockholders
ZP Holdings, Inc. 34790 Ardentech Court Fremont, CA 94555	10,016,973	—	10,016,973	99.90%
Directors and Named Executive Officers
Vikram Lamba	—	—	—	—
Peter Daddona	—	—	—	—
John Richard	—	—	—	—
M. James Barrett	—	—	—	—
Kleanthis Xanthopoulos	—	—	—	—
Bruce Steel	—	—	—	—
Christopher Krueger	—	—	—	—
Current Directors and Executive Officers as a Group (7 persons)	—	—	—	—

(1)	Except as otherwise indicated, we believe that the beneficial owners of the Common Stock, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

The following information regarding our directors and executive officers is provided in response to Item 5 of Form 10. At the time immediately prior to the Change in Control Transaction, the number of members of our Board of Directors was fixed at two. Effective upon, and as a condition of, the closing of the transactions under the Purchase Agreement, Elka Yaron and Aharon Shnitzer resigned as members of our Board of Directors and the individuals identified in the table below were appointed to our Board of Directors. In addition, effective upon, and as a condition of, the closing of the transactions under the Purchase Agreement, Elka Yaron and Aharon Shnitzer resigned as officers of the Company and the individuals identified in the table below were appointed as officers of the Company. The following individuals serve as our current directors and executive officers:

Name	Position	Age
Bruce Steel	Director	47
M. James Barrett	Director	70
John Richard	Director	56
Kleanthis Xanthopoulos	Director	55
Peter Daddona	Director	68
Vikram Lamba	Chief Executive Officer, President, Treasurer and Director	47
Christopher Krueger	Chief Business Officer and Secretary	45

On September 17, 2013, our Board of Directors and the requisite number of our stockholders, acting by written consent in lieu of a meeting, approved an amendment to our certificate of incorporation creating a classified board of directors. Effective October 21, 2013, our Board of Directors was divided into three classes designated as Class I, Class II and Class III, respectively, with each class serving staggered three-year terms. Directors were assigned to each class in accordance with a resolution adopted by the Board of Directors. At the 2014 annual meeting of stockholders, which will be the Company’s first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class I directors will expire and Class I directors will be elected for a full term of three years. At the second annual meeting of stockholders following the initial classification, the term of office of the Class II directors will expire and Class II directors will be elected for a full term of three years. At the third annual meeting of stockholders following the initial classification, the term of office of the Class III directors will expire and Class III directors will be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose term expires at such annual meeting. In any event, each director serves until his or her successor has been duly elected and qualified, or until the director’s earlier death, resignation or removal. The text of the classified board amendment can be found in Article V, Section A.2 of our Amended and Restated Certificate of Incorporation, as amended, attached as Exhibits 3.1, 3.2, 3.3 and 3.4 to this Current Report on Form 8-K.

To our knowledge, no family relationships exist between any of our current directors or executive officers. To our knowledge, no director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past ten years. The information regarding our directors and executive officers provided in response to Item 7 of Form 10 in this Current Report on Form 8-K is incorporated herein by reference. The following is a brief description of the education and business experience of our current directors and executive officers:

Bruce Steel

Mr. Steel has served as a member of our Board of Directors since the closing of the transactions under the Purchase Agreement on October 31, 2013. He is currently the Managing Director of BioMed Ventures, the strategic investment arm of BioMed Realty Trust, and serves as a member of the Board of Directors of ZP Holdings. Previously, Mr. Steel served as the Chief Executive Officer of Rincon Pharmaceuticals, Inc. and, between 2008 and 2010, as the Chief Business Officer of Anaphore, Inc. Mr. Steel received his Bachelor of Arts from Dartmouth College and his M.B.A. from the Marshall School of Business at the University of Southern California. He also holds the designation of Chartered Financial Analyst. We believe that Mr. Steel’s executive and board level experience at various companies qualify him to serve as a member of our Board of Directors.

M. James Barrett

Mr. Barrett has served as a member of our Board of Directors since the closing of the transactions under the Purchase Agreement on October 31, 2013. Mr. Barrett is a General Partner with New Enterprise Associates, Inc., where has served in that role since 2001. In addition to our Board of Directors, Mr. Barrett currently serves as a member of the Board of Directors of ZP Holdings, Amicus Therapeutics, Inc., Blend Biosciences, Inc., Cardioxyl Pharmaceuticals, Inc., Clovis Oncology, Inc., Galera Therapeutics, Inc., GlycoMimetics, Inc., PhaseBio Pharmaceuticals, Inc., Psaydon Pharmaceuticals, Roka Bioscience, Inc., Sensors for Medicine and Science, Inc., Supernus Pharmaceuticals, Inc. He formerly served on various other boards of directors, including at Targacept, Inc., CoGenesys, Inc., Iomai Corporation, MedImmune, LLC, PHarmion Corporation, and Inhibitex, Inc. Mr. Barrett received a Ph.D. in Biochemistry at the University of Tennessee, his M.B.A. from the University of Santa Clara, and a B.S. in Chemistry from Boston College. We believe that Mr. Barrett’s extensive experience serving on boards of directors of both public and private companies and his deep business experience qualify him to serve as a member of our Board of Directors.

John Richard

Mr. Richard has served as a member of our Board of Directors since the closing of the transactions under the Purchase Agreement on October 31, 2013. Mr. Richard is a consultant who provides advice on various transactions as well as interim management to biotechnology companies, and is a member of the Board of Directors of ZP Holdings. He is currently a Partner of Georgia Venture Partners in Atlanta, Georgia, a position he has held since 2005, and an Operating Partner at Phase4 Partners in London, a position he has held since 2008. He is a Manager of two affiliates of Georgia Venture Partners and became a Director of Phase4 Partners Ltd. in 2011. Mr. Richard received his M.B.A. from Harvard Business School and his B.S. from Stanford University. We believe that Mr. Richard’s extensive business development experience qualifies him to serve as a member of our Board of Directors.

Kleanthis Xanthopoulos

Dr. Xanthopoulos has served as a member of our Board of Directors since the closing of the transactions under the Purchase Agreement on October 31, 2013. Dr. Xanthopoulos is the President and Chief Executive Officer of Regulus Therapeutics Inc., having joined Regulus around its formation in 2007. He is also currently a member of the Board of Directors of ZP Holdings, Biotechnology Industry Organization (BIO), Sente Inc., Apricus Bioscience, Inc. and a

member of the executive board of BIOCOM, and was a member of the Board of Directors of Anadys Pharmaceuticals until 2011. Prior to joining Regulus, he was a managing director of Enterprise Partners Venture Capital. An Onassis Foundation scholar, Dr. Xanthopoulos received his B.Sc. in Biology with honors from Aristotle University of Thessaloniki, Greece, and received both his M.Sc. in Microbiology and Ph.D. in Molecular Biology from the University of Stockholm, Sweden. We believe that Dr. Xanthopoulos’ senior executive experience managing and developing a publicly traded company qualifies him to serve as a member of our Board of Directors.

Peter Daddona

Dr. Daddona has served as a member of our Board of Directors since the closing of the transactions under the Purchase Agreement on October 31, 2013. Dr. Daddona has been a director of ZP Holdings since its inception in January 2012, and has been Chief Scientific Officer of Zosano Pharma, Inc. since July 31, 2006. Dr. Daddona founded Zosano Pharma, Inc. in 2006 as a spin-off of Johnson & Johnson. Dr. Daddona earned his Ph.D. from the University of Connecticut and completed post-doctoral training at Duke University. We believe that Dr. Daddona’s experience as a director of ZP Holdings qualifies him to serve as a member of our Board of Directors.

Vikram Lamba

Mr. Lamba has served as our President and Chief Executive Officer and as a director since the closing of the transactions under the Purchase Agreement on October 31, 2013. Mr. Lamba has also served in such capacities at ZP Holdings since its inception in January 2012. Mr. Lamba served as Chief Financial Officer of Zosano Pharma, Inc. until April 2012 when the business was recapitalized and became a wholly owned subsidiary of ZP Holdings. Before that, Mr. Lamba served as Chief Financial Officer and Chief Business Officer of Predictive Biosciences, Inc. from July 2008 until he joined Zosano Pharma, Inc. in 2011. Prior to that, he served as Vice President of Corporate Development at Advanced Medical Optics, Inc. Mr. Lamba served as Vice President for Finance and Chief Financial Officer of GeneOhm Sciences, Inc. and has over 16 years of global experience in various positions with Burmah Castrol PLC and Bayer AG. He served for Castrol in Sales & Marketing and Business Development in India and Singapore for eight years. Mr. Lamba has an undergraduate degree in Mechanical Engineering and received an M.B.A. from the Asian Institute of Management and was an exchange student at The Wharton School of the University of Pennsylvania. We believe that Mr. Lamba’s extensive knowledge and his experience in corporate management qualify him to serve as a member of our Board of Directors.

Christopher Krueger

Mr. Krueger has served as our Chief Business Officer since the closing of the transactions under the Purchase Agreement on October 31, 2013. Mr. Krueger has also served in such capacity at ZP Holdings and Zosano Pharma, Inc. since February 2013. Prior to joining Zosano Pharma, Inc., Mr. Krueger served as an independent consultant, providing operational guidance to small biotech companies in corporate strategy, financing and partnership opportunities. From 2007 to 2010, he served as Senior Vice President and Chief Business Officer at Ardea Biosciences, Inc., a biopharmaceutical company focused on novel treatments for gout, cancer and HIV. Earlier in his career, Mr. Krueger was a corporate lawyer at Cooley LLP. Mr. Kruger holds a J.D. and M.B.A. from the University of Southern California and a B.A. in Economics from the University of California at San Diego.

The information required by Item 7 of Form 10 is incorporated herein by reference to Item 13 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on February 26, 2013, as supplemented and updated by the following information. The individuals who were appointed as our directors and executive officers effective upon the closing of the transactions under the Purchase Agreement – Bruce Steel, M. James Barrett, John Richard, Kleanthis Xanthopoulos, Peter Daddona, Vikram Lamba and Christopher Krueger – may be deemed to have indirect material interests in the Company’s sale and issuance of the Shares to ZP Holdings pursuant to the Purchase Agreement, as a result of their ownership of shares (or options to acquire shares) of common stock of ZP Holdings or their affiliations with stockholders of ZP Holdings:

•	Bruce Steel is a limited partner with a variable economic interest in each of two limited partnerships that own outstanding common stock of ZP Holdings, which entitles Mr. Steel to a percentage of certain distributions of each of these limited partnerships. Mr. Steel does not have voting or dispositive control with respect to the securities held by either of these limited partnerships. Mr. Steel is also a director of ZP Holdings.

•	M. James Barrett is one of seven Managers of a limited liability company that is the sole general partner of a limited partnership that is the sole general partner of limited partnership that owns outstanding common stock of ZP Holdings. Dr. Barrett disclaims beneficial ownership in these shares except to the extent of his pecuniary interest therein, if any. Dr. Barrett also owns shares of common stock of ZP Holdings and is a director of ZP Holdings.

•	John Richard is an operating partner and non-executive director of an entity that is both (i) the manager of a limited partnership that owns outstanding common stock of ZP Holdings and (ii) the sole shareholder of an entity that is the general partner of the limited partnership that owns outstanding common stock of ZP Holdings. Mr. Richard disclaims beneficial ownership in these shares except to the extent of his pecuniary interest therein, if any. Mr. Richard also owns shares of, and holds an option to acquire shares of, common stock of ZP Holdings and is a director of ZP Holdings.

•	Each of Peter Daddona and Vikram Lamba owns shares of common stock of ZP Holdings and holds an option to acquire shares of common stock of ZP Holdings. Each of Peter Daddona and Vikram Lamba is also an executive officer and a director of ZP Holdings.

•	Each of Kleanthis Xanthopoulos and Christopher Krueger holds an option to acquire shares of common stock of ZP Holdings. Dr. Xanthopoulos is a director of ZP Holdings and Christopher Krueger is an executive officer of ZP Holdings.

The following is a description of arrangements between us, our promoters and those acquiring control of us pursuant to the Change in Control Transaction. The Company was incorporated in Delaware in September 2011 as Eco Planet Corp. In connection with its incorporation, Ms. Elka Yaron was appointed the sole director of Eco Planet Corp., and in such capacity Ms. Yaron (i) appointed herself as President and Treasurer of Eco Planet Corp. and (ii) appointed Mr. Aharon Shnitzer as Secretary and as a director of Eco Planet Corp. On September 21, 2011, Eco Planet Corp. issued 1,200,000 shares of Common Stock to Ms. Yaron and 500,000 shares of Common Stock to Mr. Shnitzer, in exchange for an aggregate payment of $20,400 (or $0.012 per share). In May 2012, Eco Planet Corp. sold an aggregate of 304,613 newly issued shares of Common Stock to outside investors at a purchase price of $0.15 per share, pursuant to a Registration Statement on Form S-1. The foregoing numbers of shares of Common Stock have not been adjusted to reflect the reverse stock split of the Common Stock described in the immediately following paragraph.

On October 21, 2013, we effected a 1-for-200 reverse stock split of our Common Stock (the “Reverse Split”) and changed our name to “Zosano, Inc.” As a result of the Company’s issuance and sale of the Shares to ZP Holdings pursuant to the Purchase Agreement, ZP Holdings became the owner of 99.9% of our outstanding Common Stock. In connection with the closing of the transactions under the Purchase Agreement, we declared a cash dividend on our Common Stock, payable to the stockholders of record as of immediately prior to the closing. This special dividend consisted of an aggregate of $365,000 less the amount equal to all of our liabilities as they existed at the closing of the transactions under the Purchase Agreement.

As a result of the Change in Control Transaction, we have six directors serving on our Board of Directors. Our securities are not listed on any national securities exchange and therefore we are not subject to any director independence standards. Using the definition of independence set forth in the rules of the NASDAQ Stock Market, our Board of Directors has determined that Kleanthis Xanthopoulos is independent, and Vikram Lamba, Peter Daddona, John Richard, Bruce Steel, and M. James Barrett are not independent. In making that determination, the Board of Directors considered the relationships that each such person has with our Company and all other facts and circumstances that the board considered relevant, including the ownership of our Common Stock.

The following information regarding our Common Stock is provided in response to Item 9 of Form 10. The Common Stock is eligible for quotation on the OTC Markets Group’s OTCQB market tier under the symbol “EPLCD.” To date, 1,000 shares of our Common Stock traded during the quarter ended September 30, 2012, 500 of which traded at $0.25 per share and 500 of which traded at $0.70 per share, and 500 shares of our Common Stock traded during the quarter ended September 30, 2013 at $0.70 per share. The foregoing numbers of shares of Common Stock and corresponding prices have not been adjusted to reflect the Reverse Split. In connection with the Change in Control Transaction, we applied to change the trading symbol of the Common Stock from “EPLC” to “ZOSN” with the Financial Industry Regulatory Authority, Inc. We have been notified that our application has been approved, and that the Common Stock will be eligible for quotation on OTCQB under the symbol “ZOSN” commencing on November 19, 2013. Until November 19, 2013, our Common Stock will be eligible for quotation under the symbol “EPLCD.”

The number of holders of record of our Common Stock as of October 31, 2013, after giving effect to the issuance and sale of the Shares to ZP Holdings pursuant to the Purchase Agreement, was 47. This number does not include an undetermined number of stockholders whose stock is held in “street” or “nominee” name. Except for the cash dividend declared in connection with the closing of the transactions under the Purchase Agreement, as described above in response to Item 7 of Form 10, we have not declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

The information required by Item 12 of Form 10 is incorporated herein by reference to the section of Part II of the Company’s Registration Statement on Form S-1/A filed on May 2, 2012 titled “Indemnification of Directors, Officers, Employees and Agents,” as supplemented by the following information. Each of our current directors is party to an indemnification agreement between such individual and ZP Holdings, which provides the individual with indemnification in addition to the indemnification provided for in our bylaws. Each of these agreements provides, among other things, that ZP Holdings will indemnify the individual to the fullest extent permitted by law for certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts incurred by the individual in any action or proceeding arising out of such individual’s status as a director, officer, employee, agent or fiduciary of any other corporation or enterprise at ZP Holdings’ request.

In response to Item 14 of Form 10, during our two most recent fiscal years ended December 31, 2012 and 2011 and in the subsequent interim period, there were no disagreements, resolved or not, with Weinberg & Baer LLC on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement(s), if not resolved to the satisfaction of Weinberg & Baer LLC would have caused such accounting firm to make reference to the subject matter of the disagreement(s) in connection with its report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The directors of the Company prior to the closing of the transactions under the Purchase Agreement, Elka Yaron and Aharon Shnitzer, resigned as directors effective upon the closing, and our new directors, as set forth in Item 5.01 of this Current Report on Form 8-K, were appointed effective as of the closing of the transactions under the Purchase Agreement. Similarly, the sole executive officer of the Company, Elka Yaron, tendered her resignation effective upon the closing of the transactions under the Purchase Agreement, and our new executive officers, as set forth in Item 5.01 of this Current Report on Form 8-K, were appointed effective as of the closing of the transactions under the Purchase Agreement. For certain biographical and other information regarding the newly appointed officers and directors, see the corresponding disclosure under Item 5.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 17, 2013, stockholders of the Company holding approximately 85% of the issued and outstanding shares of our Common Stock executed a written consent in lieu of a meeting of stockholders, pursuant to which the stockholders approved the amendment and restatement of our certificate of incorporation effecting the Reverse Split, the change of our corporate name from “Eco Planet Corp.” to “Zosano, Inc.,” the creation of staggered terms for the members of our Board of Directors, a limitation on the liability of the members of our Board of Directors to the maximum extent permitted under Delaware law, and a requirement that certain stockholder actions may only be taken with a supermajority vote of the holders of more than two thirds of our voting stock.

On September 30, 2013, stockholders of the Company holding approximately 85% of the issued and outstanding shares of our Common Stock executed a written consent in lieu of a meeting of stockholders, pursuant to which the stockholders approved an amendment to our amended and restated certificate of incorporation changing the effective time of our amended and restated certificate of incorporation from October 2, 2013 to October 11, 2013.

On October 10, 2013, stockholders of the Company holding approximately 85% of the issued and outstanding shares of our Common Stock executed a written consent in lieu of a meeting of stockholders, pursuant to which the stockholders approved an amendment to our amended and restated certificate of incorporation, as amended, changing the effective time of our amended and restated certificate of incorporation, as amended, from October 11, 2013 to October 21, 2013.

On October 17, 2013, stockholders of the Company holding approximately 85% of the issued and outstanding shares of our Common Stock executed a written consent in lieu of a meeting of stockholders, pursuant to which the stockholders approved an amendment to our amended and restated certificate of incorporation, as amended, deleting in their entirety the sections of our amended and restated certificate of incorporation providing (i) that no action shall be taken by the Company’s stockholders by written consent or electronic transmission, and (ii) that advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the Company’s stockholders shall be given in the manner provided in the Company’s bylaws.

On October 30, 2013, stockholders of the Company holding approximately 85% of the issued and outstanding shares of our Common Stock executed a written consent in lieu of a meeting of stockholders, pursuant to which the stockholders approved the Company’s issuance and sale of the Shares to ZP Holdings pursuant to the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of Zosano, Inc.

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Zosano, Inc.

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Zosano, Inc.

3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Zosano, Inc.

3.5	Bylaws of Zosano, Inc. (filed on January 23, 2012 as Exhibit 3.2 to the Registration Statement on Form S-1 and incorporated herein by reference)

10.1	Stock Purchase Agreement dated as of October 31, 2013 by and between Zosano, Inc. and ZP Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO, INC.

Dated: November 6, 2013	By:	/s/ Vikram Lamba
Vikram Lamba
President

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of Zosano, Inc.

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Zosano, Inc.

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Zosano, Inc.

3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Zosano, Inc.

3.5	Bylaws of Zosano, Inc. (filed on January 23, 2012 as Exhibit 3.2 to the Registration Statement on Form S-1 and incorporated herein by reference)

10.1	Stock Purchase Agreement dated as of October 31, 2013 by and between Zosano, Inc. and ZP Holdings, Inc.